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                                                                                           EXHIBIT 11
                                                                                          PAGE 1 of 2
                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                           THREE MONTHS ENDED                    THREE MONTHS ENDED
                                            FEBRUARY 29, 1996                     FEBRUARY 28, 1995
                                          PRIMARY     FULLY DILUTED             PRIMARY    FULLY DILUTED
AS PRESENTED

AVERAGE SHARES OUTSTANDING FOR
 THE THREE MONTHS ENDED                  56,815,800    56,815,800              56,691,422    56,691,422

NET INCOME                              $15,936,744   $15,936,744             $17,040,188   $17,040,188

EARNINGS PER SHARE                           $ .28        $ .28                   $ .30         $ .30

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE
  SHARES FROM ASSUMED EXERCISE AT
  THE BEGINNING OF THE YEAR OF
  DILUTIVE STOCK OPTIONS                    413,897       414,230                 228,460       328,010

WEIGHTED AVERAGE SHARES ASSUMED
  REPURCHASED FROM ASSUMED PROCEEDS
  OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR
  PRIMARY AND, IF GREATER, ENDING
  MARKET PRICE FOR FULLY DILUTED)          (392,583)     (383,125)               (176,886)    (269,381)

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
NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES              21,314        31,105                  51,574       58,629

PERCENTAGE DILUTION FROM PRO FORMA
  COMMON STOCK EQUIVALENT
  INCREMENTAL SHARES                          0.04%         0.05%                   0.09%        0.10%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                      56,837,114    56,846,905              56,742,996    56,750,051

NET INCOME                              $15,936,744   $15,936,744             $17,040,188   $17,040,188

PRO FORMA EARNINGS PER SHARE (INCLUDING
  DILUTIVE COMMON STOCK EQUIVALENTS)         $ .28         $ .28                   $ .30        $ .30

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                                                                                           EXHIBIT 11
                                                                                          PAGE 2 OF 2
                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS


                                                           SIX MONTHS ENDED                  SIX MONTHS ENDED
AS PRESENTED                                                FEBRUARY 29, 1996                 FEBRUARY 28, 1995
                                                        PRIMARY       FULLY DILUTED       PRIMARY     FULLY DILUTED
AVERAGE SHARES OUTSTANDING FOR THE
  SIX MONTHS ENDED                                     56,791,251     56,791,251        56,645,019     56,645,019

NET INCOME                                            $30,444,513    $30,444,513       $32,626,576    $32,626,576

EARNINGS PER SHARE
                                                         $ .54           $ .54             $ .58           $ .58
PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                  434,447       434,447           231,465        288,257

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILULTED)      (374,206)      (374,099)         (171,399)       (218,323)

NET PRO FORMA COMMON STOCK
 EQUIVALENT INCREMENTAL SHARES                             60,241        60,348            60,066          69,934

PERCENTAGE DILUTION FROM PRO FORMA COMMON
 STOCK EQUIVALENT INCREMENTAL SHARES                      0.11%          0.11%             0.11%           0.12%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                    56,851,492    56,851,599        56,705,085      56,714,953

NET INCOME                                            $30,444,513   $30,444,513       $32,626,576     $32,626,576

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                             $ .54           $ .54             $ .58          $ .58

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